                                                                      Exhibit 21

Name of Subsidiary                                                    State of Formation
------------------                                                    ------------------
Project Development Group, Inc.                                               PA

PDG, Inc.                                                                     PA

Enviro-Tech Abatement Services Co.                                            NC

PDG of Delaware, Inc.*                                                        DE

DPI Energy, Inc.*                                                             PA

Asbestemps, Inc.*                                                             DE

Applied Environmental Technology, Inc.*                                       DE

Applied Consulting & Technical Services, Inc.*                                DE



*    Inactive subsidiaries